Exhibit 9 (xv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                                    EXHIBIT L
                                     to the
                            Shareholder Services Plan

                                   Star Funds

                               Star Treasury Fund
                                  Trust Shares


         This Plan is adopted by Star Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Star Treasury Fund held during the month.

         Witness the due execution hereof this 1st day of December, 1996.


                                           Star Funds


                                           By:  /s/ William H. Zimmer III
                                              William H. Zimmer III
                                              Trustee